EXHIBIT (j)

(McCurdy & Associates CPA's, Inc. Logo)
                                                        27955 Clemens Road
                                                        Westlake, Ohio 44145
                                                        Phone: (440) 835-8500
                                                        Fax: (440) 835-1093

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 23, 2001 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 12 to Frontier Equity Fund's Registration Statement on Form N-1A (File No. 33-43616), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Independent Auditors" in the Statement of Additional Information.

/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
June 4, 2002